Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Berry Global Group, Inc. 2015 Long-Term Incentive Plan, as amended, of our reports dated November 21, 2017, with respect to the consolidated financial statements of Berry Global Group, Inc. and the effectiveness of internal control over financial reporting of Berry Global Group, Inc. included in the Annual Report (Form 10-K) of Berry Global Group, Inc. for the year ended September 30, 2017.

Indianapolis, Indiana	/s/ Ernst & Young LLP
April 12, 2018